EXHIBIT 99.1

Press Release

CONTACT:           Tricia Haugeto

(303) 386-1193

thaugeto@arraybiopharma.com

ARRAY BIOPHARMA AND ASTRAZENECA ANNOUNCE NEW PHASE 2
DEVELOPMENT PLANS FOR THE INVESTIGATIONAL ANTI-CANCER DRUG
AZD6244 (ARRY-886)

Boulder, Colo., (May 15, 2008) – Array BioPharma Inc. (NASDAQ: ARRY) and AstraZeneca (NYSE: AZN) today announced plans for two additional randomized Phase 2 trials for AZD6244 (ARRY-886).  The trials, which will begin during the second half of 2008, will test AZD6244 in combination with a cytotoxic chemotherapeutic agent; one trial will be in melanoma patients and the other in non small cell lung cancer patients. These plans are based upon AZD6244’s activity as a single agent in previous monotherapy Phase 2 trials and on data from multiple preclinical studies.  The data from these earlier clinical trials will be presented at the forthcoming American Society of Clinical Oncology Annual Meeting.

“We believe that AZD6244 holds promise for cancer patients and we look forward to the initiation of these additional Phase 2 trials,” said John Yates, M.D., Chief Medical Officer, Array BioPharma. “We’re pleased to be working with AstraZeneca’s experienced oncology team and are excited about their strong commitment to bringing this novel treatment to people with cancer.”

About AZD6244 (ARRY-886)

AstraZeneca acquired exclusive worldwide rights to AZD6244 and certain second-generation compounds for all oncology indications in December 2003. Array was responsible for filing the IND and conducting the Phase 1 clinical testing of AZD6244. AstraZeneca is responsible for all other aspects of clinical development and commercialization.  Array retains the rights to all therapeutic indications outside of oncology for compounds not selected by AstraZeneca as part of the collaboration.

AZD6244 is an anti-cancer drug in Phase 2 development in a range of tumors.

It is a small molecule inhibitor that targets a key position in the Ras/Raf/MEK/ERK signalling pathway. This pathway is implicated in the development and progression of cancers.

About Array BioPharma

Array BioPharma Inc. is a biopharmaceutical company focused on the discovery, development and commercialization of targeted small molecule drugs to treat patients afflicted with cancer,  inflammatory diseases and pain.  Our proprietary drug development pipeline includes clinical candidates that are designed to regulate therapeutically important target proteins and are aimed at large market opportunities.  In addition, leading pharmaceutical and biotechnology companies collaborate with Array to discover and develop drug candidates across a broad range of therapeutic areas. For more information on Array, please go to www.arraybiopharma.com.

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Forward-Looking Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about our future plans for advancing certain of our proprietary drug programs, the potential to earn future milestone payments, license fees or royalty revenue, the expected progress and success of our internal proprietary drug discovery activities and the development activities of our collaborators, and the plans of our collaborators to further develop drugs we have out-licensed or on which we are collaborating. These statements involve significant risks and uncertainties, including those discussed in our annual report filed on form 10-K for the year ended June 30, 2007, and in other reports filed by Array with the Securities and Exchange Commission. Because these statements reflect our current expectations concerning future events, our actual results could differ materially from those anticipated in these forward-looking statements as a result of many factors. These factors include, but are not limited to, our ability to continue to fund and successfully progress internal research efforts and to create effective, commercially viable drugs, our ability to achieve and maintain profitability, the extent to which the pharmaceutical and biotechnology industries are willing to in-license drug candidates for their product pipelines and to collaborate with and fund third parties on their drug discovery activities, our ability to out-license our proprietary candidates on favorable terms, risks associated with our dependence on our collaborators for the clinical development and commercialization of our out-licensed drug candidates, the ability of our collaborators and of Array to meet objectives, including clinical trials, tied to milestones and royalties, and our ability to attract and retain experienced scientists and management.  We are providing this information as of May 15, 2008. We undertake no duty to update any forward-looking statements to reflect the occurrence of events or circumstances after the date of such statements or of anticipated or unanticipated events that alter any assumptions underlying such statements.

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